                                                            Exhibit 10.1

                           THE WORLD COLOR PRESS, INC.
                           THIRD AMENDED AND RESTATED
                          SUPPLEMENTAL RETIREMENT PLAN

     World Color Press, Inc., a Delaware corporation, adopted The World Color Press, Inc. Supplemental Retirement Plan (the "Plan") on June 14, 1995, effective April 1, 1995 (the "Effective Date"), for the benefit of Robert G. Burton. The Plan was subsequently amended and restated in July, 1996 and July, 1997. In order to amend the Plan in certain respects, the Company hereby adopts this World Color Press, Inc. Third Amended and Restated Supplemental Retirement Plan, effective as of May 1, 1998.

     The Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1.   GENERAL.

     Whenever the following terms are used in the Plan with the first letter capitalized, they shall have the meaning specified below unless the context clearly indicates to the contrary.

SECTION 1.2.   ACTUARIAL EQUIVALENT

     "Actuarial Equivalent" shall mean the equivalent of a given Benefit or a given amount payable in another manner or by other means, determined by or under the direction of the Administrator in accordance with actuarial principles, methods and assumptions which are found to be appropriate by the Enrolled Actuary, acting independently of the Administrator or the Company and in the exercise of his or her sole professional judgment. Such principles, methods and assumptions, however, shall be reasonable in the aggregate and shall constitute the Enrolled Actuary's best estimate of anticipated experience under the Plan. Such assumptions shall include at any time, those assumptions then in effect under the Qualified Plan.

SECTION 1.3.   ADMINISTRATOR

     "Administrator" shall mean the Company, acting through its Board or the Committee. The Company shall have all duties and responsibilities imposed by ERISA, except as specifically assigned to, delegated to or reserved to the Board and the Committee under the Plan.

SECTION 1.4.   BENEFICIARY

     "Beneficiary" shall mean the person or trust properly designated as the Participant's primary beneficiary in the manner provided in the Qualified Plan; provided that if no such primary beneficiary is designated under the Qualified
Plan, "Beneficiary" shall mean the person or trust so designated by the Participant for purposes of this Plan.

SECTION 1.5.   BENEFIT

     "Benefit" of the Participant shall mean the benefit payable pursuant to
Section 3.1 or 3.2.

SECTION 1.6.   BENEFIT COMMENCEMENT DATE

     "Benefit Commencement Date" is defined in Section 4.1.

SECTION 1.7.   BOARD

     "Board" shall mean the Board of Directors of the Company. The Board may delegate any power or duty otherwise allocated to the Administrator to any other person or persons, including the Committee.

SECTION 1.8.   CAUSE

     "Cause" for termination of the Participant's employment with the Company shall mean his conviction of a felony involving moral turpitude and the exhaustion of all appeals therefrom, or gross dereliction of duties as determined by the Board and confirmed in an opinion of outside counsel which dereliction is not cured after specific written notice thereof and reasonable opportunity to cure.

SECTION 1.9.   CHANGE IN CONTROL

     "Change in Control" shall mean that as a group, KKR, KKR Affiliates, and any other person or entity directly or indirectly controlled by KKR or KKR Affiliates, in the aggregate, shall cease to be the beneficial owners of at least ten percent (10%) of the equity interests of the Company having ordinary voting power in the election of directors of the Company AND such entities collectively shall not have designated at least one-third of the then current directors of the Company. For purposes of this definition, "control" shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended.

SECTION 1.10.  CODE

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

SECTION 1.11.  COMMITTEE

     "Committee" shall mean the Compensation Committee of the Board of Directors of World Color Press, Inc.

SECTION 1.12.  COMPANY; COMPANY AFFILIATE

     (a) "Company" shall mean World Color Press, Inc. and any successor company which continues the Plan under Section 6.3.

     (b) "Company Affiliate" shall mean any employer which, at the time of reference, was, with the Company, a member of a controlled group of corporations or trades or businesses under common control, or a member of an affiliated service group, as determined under regulations issued by the Secretary under Code Sections 414(b), (c), (m) and 415(h) and any other entity required to be aggregated with the Company pursuant to regulations issued under Code Section 414(o).

SECTION 1.13.  DISABILITY

     "Disability" of the Participant shall mean his inability to discharge his assigned duties on a substantially full-time basis for a continuous period of not less than 180 days as a result of mental or physical disability, as determined by the Administrator.

SECTION 1.14.  EMPLOYER-DERIVED BENEFIT

     "Employer-Derived Benefit" of the Participant for a period of time shall mean the sum of his "Marching Contributions" and "Nonelective Contributions" (including "Qualified Matching Contributions" and "Qualified Nonelective Contributions"), as such terms are defined in the World Color Press 401(k) Savings and Investment Plan, for such period, plus any earnings thereon for all periods.

SECTION 1.15.  ENROLLED ACTUARY

     "Enrolled Actuary" shall mean the person enrolled by the Joint Board for the Enrollment of Actuaries established under subtitle C of title III of ERISA who has been engaged by the Administrator on behalf of the Participant to make and render all necessary actuarial determinations, statements, opinions, assumptions, reports and valuations under the Plan as required by law or requested by the Administrator.

SECTION 1.16.  ERISA

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to tine.

SECTION 1.17.  GOOD REASON

     "Good Reason" for termination of the Participant's employment with the Company shall mean

          (a) his voluntary termination of his employment with the Company within 90 days following a Change in Control of the Company; or

          (b) his voluntary termination of his employment with the Company following (i) the Company's diminishment of his duties or assignment to him of duties inconsistent with his position, (ii) a material and adverse change in his conditions of employment, or (iii) a reduction in his compensation disproportionate to that of Company's senior executives generally.

SECTION 1.18.  JOINT ANNUITY PAYMENT

     "Joint Annuity Payment" is defined in Section 3.1(c).

SECTION 1.19.  KKR; KKR AFFILIATE

     (a) "KKR" shall mean Kohlberg Kravis Roberts & Co., L.P., a New York limited partnership.

     (b) "KKR Affiliate" shall mean any other person or entity directly or indirectly controlling, controlled by or under common control with KKR. For purposes of this definition, "control" shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended.

SECTION 1.20.  PARTICIPANT

     "Participant" shall mean Robert G. Burton.

SECTION 1.21.  PLAN

     "Plan" shall mean The World Color Press.  Inc. Supplemental Retirement
Plan.

SECTION 1.22.  PLAN YEAR

     "Plan Year" shall be the taxable year of the Company (presently ending on the last Sunday in December); provided however, that the first Plan Year shall be the period from the Effective Date through December 31, 1995.

SECTION 1.23.  QUALIFIED BENEFIT

     "Qualified Benefit" of the Participant shall mean the payment payable under the Qualified Plan at the times and over the applicable periods specified in
Article IV thereof.

SECTION 1.24.  QUALIFIED PLAN

     "Qualified Plan" shall mean the World Color Press, Inc. Employee Retirement Plan, as in effect on the date hereof and as may be amended form time to time.

SECTION 1.25.  SEPARATION FROM THE SERVICE

     (a) "Separation from the Service" of the Participant shall mean his Disability, retirement, or resignation from or discharge by the Company or a Company Affiliate or his death, but not his transfer among the Company and Company Affiliates.

     (b) A leave of absence or sick leave authorized by the Company or a Company Affiliate in accordance with established policies or a vacation period shall not constitute a Separation from the Service; provided, however, that failure to return to work upon expiration of any leave of absence, sick leave or vacation, other than a sick leave that leads to a Disability, shall be considered a resignation effective as of the commencement of any such leave of absence, sick leave or vacation.

SECTION 1.26.  SERP

     "SERP" shall mean the World Color Press, Inc. Supplemental Executive Retirement Plan.

SECTION 1.27.  SERP BENEFIT

     "SERP Benefit" shall mean the payment payable under the SERP at the times and over the applicable periods specified in Article IV thereof.

SECTION 1.28.  SINGLE ANNUITY PAYMENT

     "Single Annuity Payment" is defined in Section 3.1(b).

SECTION 1.29.  TRUST

     "Trust" shall mean the trust maintained under the Trust Agreement.

SECTION 1.30.  TRUST AGREEMENT

     "Trust Agreement" shall mean that certain Trust under the World Color Press, Inc. Supplemental Retirement Plan as it may be amended from time to time, providing for the investment and administration of the Trust Fund. By this reference, the Trust Agreement is incorporated herein.

SECTION 1.31.  TRUST FUND

     "Trust Fund" shall mean the fund established under the Trust Agreement from which any amounts payable under the Plan are to be paid.

SECTION 1.32.  VESTED BENEFIT

     "Vested Benefit" of the Participant on a given date shall mean the Benefit determined under Section 3.1 or 3.2, as applicable, to the extent such Benefit is then Vested.

                                   ARTICLE II
                               FUNDING OF BENEFITS

SECTION 2.1.   SOURCE OF BENEFITS

     (a) The Plan shall be unfunded for purposes of ERISA and the Code; however the Company shall contribute to the Trust;

          (i) for each Plan Year beginning with the Plan Year ending December 31, 1995, such amount as the Enrolled Actuary determines to be necessary to contribute for such Plan Year to fund fully by the fifth anniversary of the Effective Date, on a straight line basis, the Benefit specified in Section 3.1(a)(i) commencing on April 1, 2000 with a Single Annuity Payment of $750,000; and

          (ii) for each Plan Year beginning with the Plan Year ending
     December 31, 1997, such additional amount as the Enrolled Actuary determines to be necessary to contribute for such Plan Year so that such amount together with the amount contributed under paragraph (i) is sufficient to fund fully by April 1, 2002, on a straight line basis, the Benefit specified in Section 3.1(a)(i) commencing on April 1, 2000 with a Single Annuity Payment of $1,000,000.

     (b) Upon a Change in Control, the Company shall contribute to the Trust such amount, if any, as the Enrolled Actuary determines to be necessary to fund fully the Participant's Benefit.

SECTION 2.2.   TIMING OF CONTRIBUTIONS

     The Company shall make the contributions described in Section 2.1(a) for a Plan Year no later than 10 days after the end of the Plan Year for which such contribution relates, and shall make the contributions described in Section 2.1(b) no later than 10 days after the effective date of a Change in Control.

SECTION 2.3.   INVESTMENT OF TRUST

     The Company may direct the investment of assets in the Trust Fund, but shall do so prudently in accordance with the objectives of the Plan.

                                   ARTICLE III
                                    BENEFITS

SECTION 3.1.   DETERMINATION OF RETIREMENT BENEFIT

     (a) Subject to Section 3.3, in the event of the Participant's Separation from the Service for any reason other than death or Disability, the Benefit hereunder shall be a single lump sum payment equal to the greater of (i) or (ii) below, unless the Participant shall elect an alternative form specified in
(iii), (iv), (v), or (vi) below, pursuant to Section 4.3:

          (i) LUMP SUM I. The lump sum Actuarial Equivalent of an annuity for the life of the Participant beginning on the Benefit Commencement Date with annual payments equal to the excess of

               (A)  the Single Annuity Payment per year over

               (B)  the sum of

                    (1) the Actuarial Equivalent of any Qualified Benefit to which the Participant is entitled under the Qualified Plan,

                    (2) the Actuarial Equivalent of any SERP Benefit to which the Participant is entitled under the SERP, and

                    (3) the Actuarial Equivalent of any Employer-Derived Benefit for the period of Participant's participation in the Plan, or

          (ii) LUMP SUM II.   The lump sum Actuarial Equivalent of a joint and
     survivor annuity consisting of payments to the Participant commencing on the Benefit Commencement Date and continuing until his death, with the provision that if his Beneficiary survives him, the Beneficiary shall receive annuity payments in the same amount until the Beneficiary's death, and such annual payments shall equal the excess of

               (A)  the Joint Annuity Payment per year over

               (B)  the sum of

                    (1) the Actuarial Equivalent of any Qualified Benefit to which the Participant is entitled under the Qualified Plan,

                    (2) the Actuarial Equivalent of any SERP Benefit to which the Participant is entitled under the SERP, and

                    (3) the Actuarial Equivalent of any Employer-Derived Benefit for the Participant's period of participation in the Plan.

     Pursuant to Section 4.3, the Participant may elect, in lieu of the benefit described in (i) or (ii) above, any of the following alternative forms of benefit:

          (iii) TEN YEAR INSTALLMENT DISTRIBUTION. A series of ten (10) annual distributions to the Participant or his Beneficiary, commencing on the Benefit Commencement Date, with the total Benefit first being converted to a deemed account balance equal to the lump sum Actuarial Equivalence described in (i) or (ii) above, and the amount of each annual installment being equal to the then current value of such deemed account balance (after subtracting any prior distributions) multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining to be paid. Payment to the Participant's Beneficiary shall be made only in the event of the Participant's death
                                        7
     prior to the distribution of the entire account balance. The balance of the Participant's account during such payout period shall be credited with earnings at a rate equal to the earnings rate under the Qualified Plan.

          (iv) DEFERRED LUMP SUM DISTRIBUTION. A single lump sum payment equal to the amount specified in (i) or (ii) above, the payment of which is deferred until the first week of the calendar year next following the calendar year of the Participant's Separation from the Service (or, if later, the date specified in Section 4.1). Payment to the Participant's Beneficiary shall be made only in the event of the Participant's death prior to the distribution of the Participant's Benefit hereunder. During the delay period, the Participant's deemed account balance (as described in paragraph (iii) above) shall be credited with earnings using the same measure as used in paragraph (iii) above.

          (v) SINGLE LIFE ANNUITY. An annuity for the life of the Participant beginning on the Benefit Commencement Date with annual payments equal to the excess of

             (A)   the Single Annuity Payment per year over

             (B)   the sum of

                    (1)the Actuarial Equivalent of any Qualified Benefit to
             which the Participant is entitled under the Qualified plan,

                    (2)the Actuarial Equivalent of any SERP Benefit to which
             the Participant is entitled under the SERP, and

                    (3)the Actuarial Equivalent of any Employer-Derived Benefit
             for the Participant's period of participation in the Plan.

          (vi) JOINT AND SURVIVOR ANNUITY. A joint and survivor annuity consisting of payments to the Participant commencing on the Benefit Commencement Date and continuing until his death, with the provision that if his Beneficiary survives him the Beneficiary shall receive annuity payments in the same amount until the Beneficiary's death, and such annual payments shall equal the excess of

             (A)  the Joint Annuity Payment per year over

             (B)  the sum of

                    (1)the Actuarial Equivalent of any Qualified Benefit to
             which the Participant is entitled under the Qualified Plan,

                    (2)the Actuarial Equivalent of any SERP Benefit to which
             the Participant is entitled under the SERP, and

                    (3)the Actuarial Equivalent of any Employer-Derived Benefit
             for the Participant's period of participation in the Plan.

     (b) Subject to Section 3.3(b), the Single Annuity Payment shall be $750,000; provided, however, that if the Participant's Separation from the Service occurs on or after April 1, 2002 or if his Benefit becomes Vested prior to such date pursuant to Section 3.3(a)(i), (ii) or (iii), the Single Annuity Payment shall be $1,000,000.

     (c) Subject to Section 3.3(b), the Joint Annuity Payment shall be $577,000; provided, however, that if the Participant's Separation from the Service occurs on or after April 1, 2002 or if his Benefit becomes Vested prior to such date pursuant to Section 3.3(a)(i), (ii) or (iii), the Joint Annuity Payment shall be $777,000.

     (d) Notwithstanding anything to the contrary in this Section 3.1, however, if the Benefit hereunder, along with any other payments to the Participant, would be subject to the excise tax on excess parachute payments set forth in Code Section 4999, then the amount of the Benefit shall be decreased to the largest amount which would avoid such tax, but only if, on an after-tax basis, such decrease would cause the Participant to receive the greatest amount possible with respect to the Benefit after consideration of applicable excise and income taxes.

SECTION 3.2.   DEATH BENEFIT; DISABILITY BENEFIT

     (a) In the event of the Participant's Separation from the Service by reason of his death, the Benefit hereunder shall consist of a single lump sum equal to the Actuarial Equivalent of a life annuity payable to the Participant's Beneficiary commencing on the Benefit Commencement Date and continuing until his or her death with annual payments equal to the excess of

          (i)  $1,000,000 per year over

          (ii) the sum of

               (A) the Actuarial Equivalent of any Qualified Benefit to which the Participant is entitled under the Qualified Plan,

               (B) the Actuarial Equivalent of any SERP Benefit to which the Participant is entitled under the SERP, and

               (C) the Actuarial Equivalent of any Employer-Derived Benefit for the Participant's period of participation in the Plan.

     (b) In the event of the Participant's Separation from the Service by reason of his Disability, the Benefit hereunder shall be a single lump sum payment equal to the greater of (i) or (ii) below, unless the Participant shall elect an alternative form specified in (iii), (iv), (v), or (vi) below, pursuant to Section 4.3:

          (i) LUMP SUM I. The lump sum Actuarial Equivalent of an annuity for the life of the Participant beginning on the Benefit Commencement Date with annual payments equal to the excess of

               (A)  $1,000,000 per year over

               (B)  the sum of

                    (1) the Actuarial Equivalent of any Qualified Benefit to which the Participant is entitled under the Qualified Plan,

                    (2) the Actuarial Equivalent of any SERP Benefit to which the Participant is entitled under the SERP,

                    (3) the Actuarial Equivalent of any Employer-Derived Benefit for his period of participation in the Plan, and

                    (4) the amount of payments to which the Participant is entitled for such year pursuant to any long-term disability plan maintained by the Company, or

          (ii) LUMP SUM II. The lump sum Actuarial Equivalent of a joint and survivor annuity consisting of payments to the Participant commencing on the Benefit Commencement Date and continuing until his death, with the provision that if his Beneficiary survives him, the Beneficiary shall receive annuity payments in the same amount until the Beneficiary's death, and such annual payments shall equal the excess of

               (A)  $777,000 per year over

               (B)  the sum of

                    (1) the Actuarial Equivalent of any Qualified Benefit to which the Participant is entitled under the Qualified Plan,

                    (2) the Actuarial Equivalent of any SERP Benefit to which the Participant is entitled under the SERP,

                    (3) the Actuarial Equivalent of any Employer-Derived Benefit for the Participant's period of participation in the Plan, and

                    (4) the amount of payments to which the Participant is entitled for such year pursuant to any long-term disability plan maintained by the Company.

          Pursuant to Section 4.3, the Participant may elect, in lieu of the benefit described in (i) or (ii) above, any of the following alternative forms of benefit:

          (iii) TEN YEAR INSTALLMENT DISTRIBUTION. A series of ten (10) annual distributions to the Participant or his Beneficiary, commencing on the Benefit Commencement Date, with the total Benefit first being converted to a deemed account balance equal to the lump sum Actuarial Equivalence described in (i) or (ii) above, and the amount of each annual installment being equal to the then current value of such deemed account balance (after subtracting any prior distributions) multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining to be paid. Payment to the Participant's Beneficiary shall be made only in the event of the Participant's death prior to the distribution of the entire account balance. The balance of the Participant's account during such payout period shall be credited with earnings at a rate equal to the earnings rate under the Qualified Plan.

          (iv) DEFERRED LUMP SUM DISTRIBUTION. A single lump sum payment equal to the amount specified in (i) or (ii) above, the payment of which is deferred until the first week of the calendar year next following the calendar year of the Participant's Separation from the Service. Payment to the Participant's Beneficiary shall be made only in the event of the Participant's death prior to the distribution of the Participant's Benefit hereunder. During the delay period, the Participant's deemed account balance (as described in paragraph (iii) above), shall be credited with earnings using the same measure as used in paragraph (iii) above.

          (v) SINGLE LIFE ANNUITY. An annuity for the life of the Participant beginning on the Benefit Commencement Date with annual payments equal to the excess of

               (A)  $1,000,000 per year over

               (B)  the sum of

                    (1) the Actuarial Equivalent of any Qualified Benefit to which the Participant is entitled under the Qualified Plan,

                    (2) the Actuarial Equivalent of any SERP Benefit to which the Participant is entitled under the SERP,

                    (3) the Actuarial Equivalent of any Employer-Derived Benefit for his period of participation in the Plan, and

                    (4) the amount of payments to which the Participant is entitled for such year pursuant to any long-term disability plan maintained by the Company.

          (vi) JOINT AND SURVIVOR ANNUITY. A joint and survivor annuity consisting of payments to the Participant commencing on the Benefit Commencement Date and continuing until his death, with the provision that if his Beneficiary survives him, the Beneficiary shall receive annuity payments in the same amount until the Beneficiary's death, and such annual payments shall equal the excess of

               (A)  $777,000 per year over

               (B)  the sum of

                    (1) the Actuarial Equivalent of any Qualified Benefit to which the Participant is entitled under the Qualified Plan,

                    (2) the Actuarial Equivalent of any SERP benefit to which the Participant is entitled under the SERP,

                    (3) the Actuarial Equivalent of any Employer-Derived Benefit for the Participant's period of participation in the Plan, and

                    (4) the amount of payments to which the Participant is entitled for such year pursuant to any long-term disability plan maintained by the Company.

SECTION 3.3.   VESTING AND FORFEITURE

     (a) The Participant's Benefit shall be 100% Vested on the earliest to occur of

          (i)  his involuntary termination without Cause,

          (ii) his termination for Good Reason,

          (iii) if he is then an employee of the Company, a Change in Control of the Company,

          (iv) his Separation from the Service by reason of his death or Disability, or

          (v) if he is then an employee of the Company, the fifth anniversary of the Effective Date;

and, except as otherwise provided in this subsection 3.3, the Participant's
          Benefit shall not be Vested at all.

     (b) If prior to April 1, 2000 the Participant shall incur a Separation from the Service other than by reason of his death, Disability, an involuntary termination without Cause or a termination for Good Reason, and the Participant's Benefit shall not otherwise have Vested pursuant to subsection
(a), the Participant's Benefit hereunder shall be forfeited in its entirety as of the date of such Separation from the Service.

SECTION 3.4.   HEALTH COVERAGE

     (a) Upon the Participant's Separation from the Service and until the earlier of the Participant's death or his spouse's eligibility for Medicare coverage, the Company shall provide to the Participant and his spouse, in any manner selected by the Company in its discretion, health insurance coverage and benefits substantially equivalent to the coverage and benefits provided under the Company's non-union retiree health benefit plan (the "Retiree Plan") and the

Supplemental Executive Health Plan (the "SEHP"), each as in effect on the Effective Date, with the result that the net after-tax effect to the Participant and his spouse is no less favorable than the net after-tax effect to the Participant and his spouse of participating in the Retiree Plan and the SEHP.

     (b) During such period of time as the Participant or his spouse shall be eligible for Medicare coverage, the Company shall provide to the Participant or his spouse, or both of them, as the case may be, insured Medicare supplementary coverage with the extent of such coverage to be as provided in Standard Plan J of the National Association of Insurance Commissioners ("NAIC") or in the NAIC Standard Plan hereinafter adopted which provides for the most extensive benefit coverage at any such time. If, with the full cooperation of the Participant and his spouse, the Company is unable to secure such Medicare supplementary coverage, this subsection (b) shall not apply and the Participant and/or his spouse shall remain subject to subsection (a).

     (c) Upon the death of the Participant, the Company shall provide Participant's surviving spouse, for a period of 90 days, the coverage and benefits specified in subsections (a) and/or (b), as applicable. Upon the expiration of such 90-day period, the Company shall permit such spouse to elect to continue such coverage and benefits for a period of three years, provided that such spouse shall pay or reimburse the Company for the costs of such coverage at the rates that would be applicable to such spouse for "continuation coverage" as set forth at Code Section 4980B and the regulations thereunder.

     (d) The health insurance coverage and benefits to be provided hereunder shall be offset by, and such coverage and benefits shall be coordinated with, any health insurance coverage and benefits provided to the Participant and/or his spouse by any other employer of the Participant or his spouse.

                                   ARTICLE IV
                               PAYMENT OF BENEFITS

SECTION 4.1.   COMMENCEMENT OF BENEFIT

     The Benefit Commencement Date for payment of any Vested Benefit to be made under Section 3.1 shall be any date within 60 days following the Participant's Separation from the Service; provided, however, that in the event of the Participant's Separation from the Service prior to April 1, 2000 not as a result of his involuntary termination without Cause or his termination for Good Reason, the Benefit Commencement Date shall be any date within 60 days following the later of the Participant's Separation from the Service or the fifth Anniversary of the Effective Date. The Benefit Commencement Date for payment of any Vested Benefit to be made under Section 3.2 shall be any date within 60 days following the date of the Participant's Separation from the Service.

SECTION 4.2.   FORFEITURES

     The Participant's Benefit shall be forfeited upon his Separation from the Service to the extent it has not become Vested, either previously or by reason of such Separation.

SECTION 4.3.   FORM OF PAYMENT

     (a) GENERAL. The form of payment of any Vested Benefit payable pursuant to Section 3.1 or 3.2 shall be as specified therein.

     (b) CHANGE OF ELECTION. The Participant may elect, at least one year before any distribution is to be made or would commence pursuant to this Article IV, to change the optional form of distribution that he previously was entitled to under either Section 3.1(a) or 3.2(b), or previously elected pursuant to this
Section 4.3, provided that he elects one of the distribution options specified in Section 3.1(a) or 3.2(b) hereof, and provided further that any election which results in an acceleration of a distribution requires prior Committee consent. The Participant may change his elections hereunder from time to time, pursuant to the immediately preceding sentence, provided, however, that any election under this Section 4.3 to change a distribution which is made within one year of a distribution event shall be null and void. No election change shall be permitted under Section 3.2(a).

                                    ARTICLE V
                            ADMINISTRATIVE PROVISIONS

SECTION 5.1.   ADMINISTRATOR'S DUTIES AND POWERS

     (a) The Administrator shall conduct the general administration of the Plan in accordance with the Plan and shall have all the necessary power and authority to carry out that function. Among its necessary powers and duties are the following:

          (i) To delegate all or part of its function as Administrator to others and to revoke any such delegation.

          (ii) To determine questions of vesting of the Participant and his entitlement to benefits, subject to the provisions of Section 5.8.

          (iii) To select and engage attorneys, accountants, actuaries, appraisers, brokers, consultants, administrators, physicians or other persons to render service or advice with regard to any responsibility the Administrator or the Board has under the Plan, or otherwise, to designate such persons to carry out fiduciary responsibilities under the Plan, and (with the Committee, the Company, the Board and the Company's officers and employees) to rely upon the advice, opinions or valuations of any such persons, to the extent permitted by law, being fully protected in acting or relying thereon in good faith.
                                        14

          (iv) To interpret the Plan for purpose of the administration and application of the Plan in a manner not inconsistent with the Plan or applicable law and to amend or revoke any such interpretation.

          (v)  To conduct claims procedures as provided in Section 3.8.

     (b) Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties, except to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

SECTION 5.2.   LIMITATIONS UPON POWERS

     The Plan shall be uniformly and consistently administered, interpreted and applied. The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of the Plan.

SECTION 5.3.   FINAL EFFECT OF ADMINISTRATOR ACTION

     Except as provided in Section 5.8, all actions taken and all determinations made by the Administrator in good faith shall be final and binding upon the Participant and each other person interested in the Plan.

SECTION 5.4.   MAJORITY RULE

     The Committee shall act, with respect to the Plan, by a majority of its members in office; provided, however, that the Committee may appoint one of its members or a delegate to act on behalf of the Committee on matters arising in the daily administration of the Plan or on specific matters.

SECTION 5.5.   FINAL EFFECT OF ADMINISTRATOR ACTION

     (a) The Company shall pay or reimburse each of the Company's officers, directors, Committee members or employees who are fiduciaries with respect to the Plan for all expenses incurred by such persons in, and shall indemnify and hold them harmless from, all claims, liability and costs (including reasonable attorneys' fees) arising out of, resulting from or relating to, the good faith performance of their fiduciary duties and functions.

          (i) The Company may obtain and provide for any such person, or all of them, at the Company's expense, liability insurance against liabilities imposed on him by law.

SECTION 5.6.   RECORDKEEPING

     (a) The Administrator shall maintain suitable records (in reasonable detail) as follows:

          (i)  Records of the Participant's individual Benefit.

          (ii) Records which show the operations of the Plan during each Plan Year.

          (iii)     Records of the Administrator's deliberations and decisions.

     (b) The Administrator shall appoint a secretary, and, at its discretion, an assistant secretary, to keep the record of proceedings, to transmit its decisions, instructions, consents or directions to any interested party, to execute and file, on behalf of the Committee, such documents, reports or other matters as may be necessary or appropriate to perform ministerial acts.

     (c) The Administrator shall not be required to maintain any records or accounts which duplicate any records or accounts maintained by the Company.

SECTION 5.7.   INSPECTION OF RECORDS

     Copies of the Plan and records of the Participant's Benefit shall be open to inspection by the Participant or his duly authorized representatives at the office of the Administrator upon reasonable notice and at any reasonable business hour.

SECTION 5.8.   CLAIMS PROCEDURE

     The claims procedures hereunder shall be in accordance with the claims procedures set forth in the Qualified Plan; provided that for purposes of the claims procedure under this Plan, the review official described in the Qualified Plan shall be the Chief Financial Officer of the Company.

SECTION 5.9.   CONFLICTING CLAIMS

     The procedures for the resolution of conflicting claims by the Committee shall be in accordance with the procedures set forth in the applicable section of the Qualified Plan.

SECTION 5.10.  SERVICE OF PROCESS

     The Secretary of the Company is hereby designated as agent of the Plan for the service of legal process.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

SECTION 6.1.   TERMINATION OF THE PLAN

     The Plan may be amended or terminated by the Board at any time, provided that no such amendment may be made to Articles II, III, IV or this Section 6.1 without the consent of the Participant, and provided further that if the Plan is terminated before the Participant has received full payment of his Benefit, whether before or after the effective date of such termination, the Company shall contribute to the Trust all amounts, if any, as the Enrolled Actuary determines to be necessary to fund fully the Participant's Benefit calculated as if the Participant's Separation from the Service occurs on the fifth anniversary of the Effective Date.

SECTION 6.2.   LIMITATION ON RIGHTS OF PARTICIPANT

     Nothing contained in the Plan shall give the Participant the right to be retained in the service of a Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire the Participant, except as provided by law, at any time without notice and with or without Cause.

SECTION 6.3.   PLAN BINDING IN EVENT OF CONSOLIDATION OR MERGER, ETC.

     (a) This Plan shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger or consolidation where the Company is not the surviving corporation, or upon any transfer of all or substantially all of the Company's assets, or any other Change in Control. The Company shall require any purchaser, assign, surviving corporation or successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Participant, expressly to assume and agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any purchaser, assign, surviving corporation or successor to the Company, including without limitation, any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization, transfer of all or substantially all of the business or assets of the Company, or otherwise (and such purchaser, assign, surviving corporation or successor shall thereafter be deemed the "Company" for the purposes of this Plan), but this Plan shall not otherwise be assignable, transferable or delegable by the Company.

     (b) This Plan shall inure to the benefit of and be enforceable by the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

SECTION 6.4.   ASSIGNMENTS, ETC. PROHIBITED

     Except for the withholding of any tax under the laws of the United States or any state or locality, no part of the Participant's Benefit hereunder shall be liable for the debts, contracts or engagements of the Participant, his beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding prior to distribution, nor shall any such person have any rights to alienate, anticipate, commute, pledge, encumber or assign any Benefits or payments hereunder in any manner whatsoever.

SECTION 6.5.   ERRORS AND MISSTATEMENTS

     In the event of any misstatement or omission of fact by the Participant to the Administrator or any clerical error resulting in payment of benefits in an incorrect amount, the

Administrator shall promptly cause the amount of future payments to be corrected upon discovery of the facts and shall cause the Company to pay the Participant any underpayment in cash in a lump sum or to recoup any overpayment from future payments to the Participant in such amounts as the Administrator shall direct or to proceed against the Participant for recovery of any such overpayment.

SECTION 6.6.   GOVERNING LAW

     This Plan shall be construed, administered and governed in all respects under and by applicable federal laws and, where state law is applicable, the laws of the State of New York.

SECTION 6.7.   PRONOUNS AND PLURALITY

     The masculine pronoun shall include the feminine pronoun, and the singular the plural where the context so indicates.

SECTION 6.8.   TITLES

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 6.9.   REFERENCES

     Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed statute, regulation or document.

                            [signature page follows]

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its officers duly authorized on this 11th day of May, 1998, but to be effective as of May 1, 1998.
                              WORLD COLOR PRESS, INC.


                              By: /s/ Jennifer Adams
                                  -------------------------------
                              Its: Vice Chairman
                                  -------------------------------

                              By: /s/ Michael D. Helfand
                                  -------------------------------
                              Its: Executive Vice President
                                  -------------------------------